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                                                                   EXHIBIT 23(b)
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                                                                   EXHIBIT 23(b)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of Harsco Corporation and in the related Prospectuses of our report dated January 16, 1996 with respect to the financial statements of United Defense, L.P. included in this Annual Report (Form 10-K) for the year ended December 31, 1995:

     Post Effective Amendment No. 6 to Form S-8 Registration Statement (Registration No. 2-57876), effective May 21, 1982.

     Post Effective Amendment No. 2 to Form S-8 Registration Statement (Registration No. 33-5300), dated March 26, 1987.

     Form S-8 Registration Statement (Registration No. 33-14064), dated May 6, 1987.

     Amendment No. 2 to Form S-8 Registration Statement (Registration No. 33-24854), dated October 31, 1988.

     Form S-3 Registration Statement (Registration No. 33-56885) dated December 15, 1994.

                                         ERNST & YOUNG LLP


Washington, D.C.
March 21, 1996